UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2025
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ARTIVION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, Artivion, Inc. (the “Company”) entered into two Real Estate Purchase and Sale Contracts having substantially similar material terms, except as noted otherwise herein.

The first agreement is between the Company and 1300 East Anderson Lane, Ltd. (the “1300 Seller”), a Texas limited partnership (the “1300 Purchase Agreement”). Pursuant to the 1300 Purchase Agreement, the 1300 Seller agreed to sell, and the Company agreed to purchase, the two office buildings currently leased and occupied by the Company for a cash purchase price of $12.05 million. These buildings serve as the basis for the Company’s On-X manufacturing operation. The purchase includes the underlying land, along with certain appliances and equipment located thereon (collectively, the “1300 Property”). The buildings comprise approximately 75,000 square feet of combined manufacturing, administrative, laboratory, warehouse, and office space located in Austin, Texas.

The second agreement is between the Company and Sentinel Austin I, LLC (the “1200 Seller”), a Delaware limited liability company (the “1200 Purchase Agreement”). Pursuant to the 1200 Purchase Agreement, the 1200 Seller agreed to sell, and the Company agreed to purchase, a building comprising approximately 87,000 square feet, together with the underlying land and certain appliances and equipment located thereon (collectively, the “1200 Property”), for a cash purchase price of $8.45 million. The 1200 Property is immediately adjacent to the 1300 Property in Austin, Texas and will allow the Company to expand its footprint in the Austin area as its capacity needs continue to rise in the coming years.

Each agreement includes a feasibility period during which the Company has a right to conduct an investigation and inspection of the property and certain related documents and records. The Company may decide, in its sole discretion, not to proceed with the purchase of either or both properties during the respective feasibility periods. The feasibility period under the 1300 Purchase Agreement is 45 days and under the 1200 Purchase Agreement is 100 days.

The closings of the transactions contemplated by the agreements are expected to occur on or before 30 days after the expiration of each respective feasibility period. Each agreement contains customary representations and warranties, and the closing of each transaction is subject to customary conditions.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
10.1	Real Estate Purchase and Sale Contract, dated as of September 26, 2025, by and among Artivion, Inc., as the purchaser and 1300 East Anderson Lane, Ltd., as the seller.
10.2	Real Estate Purchase and Sale Contract, dated as of September 26, 2025, by and among Artivion, Inc., as the purchaser and Sentinel Austin I, LLC, as the seller.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 29, 2025

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer